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BANC ONE CORPORATION and Subsidiaries                                EXHIBIT 11
STATEMENT REGARDING COMPUTATION OF EARNINGS PER COMMON SHARE
(000's, except per share amounts)
For the three months ended March 31,

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
                                                                                        1995             1994
                                                                                      --------         --------
PRIMARY:
  Earnings:
    Net income                                                                        $302,518         $326,950
    Deduct:  Dividends on preferred shares                                               4,373            4,373
                                                                                      --------         --------
    Net income available to common shareholders                                       $298,145         $322,577
  Shares:                                                                             ========         ========
    Weighted average common shares outstanding                                         395,120          406,118
    Add:  Dilutive effect of outstanding options, as determined by the
     application of the treasury stock method                                            1,146            1,272
                                                                                      --------         --------
    Weighted average common shares outstanding, as adjusted                            396,266          407,390
                                                                                      ========         ========
PRIMARY EARNINGS PER COMMON SHARE                                                        $0.75            $0.79
                                                                                      ========         ========
FULLY DILUTED:
  Earnings:
    Net income                                                                        $302,518         $326,950
  Shares:
    Weighted average common shares outstanding                                         395,120          406,118
    Add:  Dilutive effect of outstanding options, as determined by the
     application of the treasury stock method                                            1,171            1,272
    Add: Conversion of preferred stock                                                   8,765            8,765
                                                                                      --------         --------
  Weighted average common shares outstanding, as adjusted                              405,056          416,155
                                                                                      ========         ========
FULLY DILUTED EARNINGS PER COMMON SHARE                                                  $0.75            $0.79
                                                                                      ========         ========
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